Exhibit 3.1

State of Indiana

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

DUKE REALTY CORPORATION

I, Jerold A. Bonnet, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation has been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Tuesday, March 06, 2012.

In Witness Whereof I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, March 06, 2012

JEROLD A. BONNET, SECRETARY OF STATE

1992030703 / 2012030600232

APPROVED AND FILED JEROLD A. BONNET INDIANA SECRETARY OF STATE 3/6/2012 9:48 AM

ARTICLES OF AMENDMENT

Formed pursuant to the provisions of the Indiana Business Corporation Law.

ENTITY NAME

DUKE REALTY CORPORATION

Creation Date: 3/12/1992

PRINCIPAL OFFICE ADDRESS

600 E 96TH ST STE 100, INDIANAPOLIS, IN 46240

REGISTERED OFFICE AND AGENT

CT CORPORATION SYSTEM

251 E. OHIO STREET, SUITE 1100, INDIANAPOLIS, IN 46204

OFFICERS AND BOARD OF DIRECTORS

DENNIS D OKLAK

CEO

600 E 96TH ST STE 100, INDPLS, IN 46240

HOWARD L FEINSAND

Secretary

3715 DAVINCI COURT, SUITE 300, NORCROSS, GA 30092

GENERAL INFORMATION

Adoption Date:	3/6/2012
Effective Date:	3/6/2012
Electronic Signature:	HOWARD L. FEINSAND
Signator’s Title:	EXEC VP, GEN COUNSEL & CORP SEC

Page 1 of 2 Transaction Id TA12030600030	Control Number 1992030703 / DCN 2012030681022

MANNER AND ADOPTION OF VOTE

SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

ADDITIONAL ARTICLES

THE FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DUKE REALTY CORPORATION, AS AMENDED BY THE FIRST ARTICLES OF AMENDMENT THERETO, IS HEREBY AMENDED AS FOLLOWS:

(A) DELETE EXHIBIT D; AND

(B) DE-DESIGNATE THE SERIES OF PREFERRED SHARES THAT WAS DESIGNATED AS SERIES M PREFERRED SHARES.

Page 2 of 2 Transaction Id TA12030600030	Control Number 1992030703 / DCN 2012030681022